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                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002

                                                                     EXHIBIT 5.1

                                  May 24, 2004


W-H Energy Services, Inc.
10370 Richmond Avenue
Suite 990
Houston, Texas  77042

Ladies and Gentlemen:


     We have acted as counsel for W-H Energy Services, Inc., a Texas corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to an additional 1,150,000 shares (the "Additional Shares") of common stock, par value $.0001 per share, of the Company issuable upon exercise of options under the 1997 Stock Option Plan (the "Plan").

     In connection with the foregoing, we have examined or are familiar with the Restated Articles of Incorporation of the Company, the Bylaws of the Company, the Plan and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Additional Shares have been duly authorized and, when the Additional Shares are issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and the State of Texas. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                            Very truly yours,

                                            /s/ VINSON & ELKINS L.L.P.

                                            VINSON & ELKINS L.L.P.